FIRST AMENDMENT TO OPTION TO PURCHASE AND ROYALTY AGREEMENT

This FIRST AMENDMENT TO OPTION TO PURCHASE AND ROYALTY AGREEMENT is dated as of May 15, 2009.

BETWEEN:
JIUJIANG GAO FENG MINING INDUSTRY LIMITED COMPANY, a company duly incorporated under the laws of Jiangxi Province, China and having an address at Long Xiang Country Trade Building, Kowloon Street, Jiujiang City, Jiujiang Province, China

(hereinafter called "Jiujiang”)

OF THE FIRST PART

AND:
OSPREY VENTURES, INC., a company duly incorporated under the laws of the State of Wyoming, having its registered office at 1620 Central Avenue, Suite 202, Cheyenne, Wyoming, 82001

(hereinafter called "Osprey")

OF THE SECOND PART

     WHEREAS, as a result of Osprey having being delayed in the submission and completion of its S-1 registration statement and accompanying initial public offering, Osprey and Jiujiang desire to amend that certain Option To Purchase And Royalty Agreement dated April 22, 2007 such as to extend the May 31, 2008 deadline for the completion of the first phase of the exploration program from May 31, 2008 to May 31, 2010 and to extend any and all dates in the Option to Purchase and Royalty Agreement by two full years.

     NOW, THEREFORE, in consideration of the promises, the mutual agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

The Option To Purchase And Royalty Agreement entered into between Osprey and Jiujiang dated April 22, 2007 is hereby amended in relevant part to read as follows:

3.	OPTION

3.1

Jiujiang hereby gives and grants to Osprey the sole and exclusive right and option to acquire 25% of the right, title and interest of Jiujiang in and to the Property, subject only to Jiujiang receiving the annual payments, shares and the Royalty, in accordance with the terms of this Agreement for and in consideration of the following:

	(a)	Osprey, or its permitted assigns, incurring exploration expenditures on the Property of a minimum of US $20,000 on or before May 31, 2010;

	(b)	Osprey, or its permitted assigns, incurring exploration expenditures on the Property of a further US $40,000 for aggregate minimum exploration expenses of US $60,000 on or before May 31, 2011; and

Amendment to Option To Purchase And Royalty Agreement	2.
Between Jiujiang Gao Feng Mining Industry Limited Company and Osprey Ventures, Inc.
May 15, 2009

	(c)	Osprey shall allot and issue 1,000,000 shares in the capital of Osprey to Jiujiang upon completion of a phase I exploration program as recommended by a competent geologist;

3.2

Upon exercise of the Option, Osprey agrees to pay Jiujiang, commencing May 31, 2012, the sum of US $25,000 per annum as prepayment of the Net Smelter Royalty for so long as Osprey, or its permitted assigns, hold any interest in the Property. Failure to make any such annual payment shall result in termination of this Agreement in accordance with Section 5.1.

3.3

Jiujiang further grants to Osprey the right to acquire an additional 26% of the right, title and interest of Jiujiang in and to the Property by the payment of US $25,000 and by incurring an additional US $100,000 in exploration expenditures on the Property on or before May 31, 2013.

5.	TERMINATION

5.1	Subject to Section 8, this Agreement and the Option will terminate:

	(a)	on May 31, 2010 at 11:59 P.M., unless on or before that date, Osprey has incurred exploration expenditures of a minimum of US $20,000 on the Property;

	(b)	on May 31, 2011 at 11:59 P.M., unless on or before that date, Osprey has incurred exploration expenditures of a cumulative minimum of US $60,000 on the Property;

	(c)	at 11:59 P.M. on May 31 of each and every year, commencing on May 31, 2012, unless Osprey has paid to Jiujiang the sum of US $25,000 on or before that date.

All other terms, conditions and covenants of the Option To Purchase And Royalty Agreement remain unchanged and in full force and effect.

Amendment to Option To Purchase And Royalty Agreement	3.
Between Jiujiang Gao Feng Mining Industry Limited Company and Osprey Ventures, Inc.
May 15, 2009

IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the day and year first above written.

JIUJIANG GAO FENG MINING INDUSTRY LIMITED COMPANY

/s/	“Huang Zhong Bang”

Per: Huang Zhong Bang, Senior Officer

by its Authorized Signatory

OSPREY VENTURES, INC.

/s/	“Yiu Yeung Lung James”

Per: Yiu Yeung Lung James, President

by its Authorized Signatory